                                                                      EXHIBIT 12

                              DAVE & BUSTER'S, INC.
                        COMPUTATION OF RATIO OF EARNINGS
                                TO FIXED CHARGES
                      (dollars in thousands, except ratios)


                                                                                              Year to Date
                                                                                                  Ended
                                                                                            February 1, 2004
                                                                                            ----------------
Income before provision for income taxes and cumulative effect
of a change in an accounting principle                                                       $         6,837


Fixed charges:
Interest expense **                                                                                    4,075

Capitalized interest                                                                                      56

Estimate of interest included in rental expense ***                                                    3,971
                                                                                             ---------------
          Total fixed charges                                                                $         8,102
Income before provision for income taxes and cumulative effect of a change in an
accounting principle, less capitalized interest                                              $        14,883
                                                                                             ===============

Ratio of earnings to fixed charges:                                                                     1.84



** Interest expense includes interest in association with debt and amortization of debt issuance costs.

*** Fixed charges include our estimate of interest included in rental payments made under operating leases.